EXHIBIT 4.5

        TWELFTH SUPPLEMENTAL INDENTURE, dated as of May 21, 2001, and effective as of March 31, 2001, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation, (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                           RECITALS

        WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

      WHEREAS, pursuant to the First Supplemental Indenture dated as of June 9, 1997 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 8 3/8% Senior Notes due 2004 in the aggregate principal amount of $250,000,000 (the "8 3/8% Notes"); pursuant to the Sixth Supplemental Indenture, dated as of February 4, 1999 (the "Sixth Supplemental Indenture") among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 8% Senior Notes due 2009 in the aggregate principal amount of up to $400,000,000 (the "8% Notes"); pursuant to the Eighth Supplemental Indenture, dated as of March 21, 2000 (the "Eighth Supplemental Indenture") and the Tenth Supplemental Indenture, dated as of June 5, 2000 (the "Tenth Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 10 1/2% Senior Notes due 2005 in the aggregate principal amount of $200,000,000 (the "10 1/2% Notes) (and, together with the 8 3/8% Notes and the 8% Notes, the "Notes"), and pursuant to the Eleventh Supplemental Indenture dated as of May 11, 2001 (the "Eleventh Supplemental Indenture"), among the Company, the guarantors party thereto (the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its Zero Coupon Convertible Senior Notes due 2021 in the aggregate principal amount at maturity of $381,113,000;

        WHEREAS, pursuant to Section 4.05 of the Indenture, any Restricted Subsidiary that the Company organizes, acquires or otherwise invests in, or any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary, is required to guarantee the Notes for all purposes under the Indenture;

        WHEREAS, pursuant to Section 4.05 of the Indenture, in order for such Restricted Subsidiaries to be bound by those terms applicable to a Guarantor under the Indenture, such Restricted Subsidiaries (the "Additional Guarantors") must execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture;

        WHEREAS, the execution of this Twelfth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Twelfth Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

        NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Notes as follows:

                                          ARTICLE I

                                    ADDITIONAL GUARANTORS

1.1 As of March 31, 2001, and in accordance with Section 4.05 of the Indenture, the following Additional Guarantors hereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including Article Nine thereof:

                                         Jurisdiction
Name                                    of Organization
----                                    ---------------

DRH Cambridge Homes, LLC                    Delaware

DRH Southwest Construction, Inc.            California

DRH Title Company of Colorado, Inc.         Colorado

Meadows VIII, Ltd.                          Delaware

DRH Regrem I, Inc.                          Delaware

DRH Regrem II, Inc.                         Delaware

DRH Regrem III, Inc.                        Delaware

DRH Regrem IV, Inc.                         Delaware

DRH Regrem V, Inc.                          Delaware

DRH Regrem VI, LP                           Texas

DRH Regrem VII, LP                          Texas

DRH Regrem VIII, LLC                        Delaware


1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

                                          ARTICLE II

                                   MISCELLANEOUS PROVISIONS

2.1 This Twelfth Supplemental Indenture constitutes a supplement to the Indenture. The Indenture and this Twelfth Supplemental Indenture, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

2.2 The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.3 In case any one or more of the provisions contained in this Twelfth Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Twelfth Supplemental Indenture or the Notes.

2.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

2.5 Any capitalized term used in this Twelfth Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

2.6 All covenants and agreements in this Twelfth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Twelfth Supplemental Indenture shall bind its successors and assigns.

2.7 The laws of the State of New York shall govern this Twelfth Supplemental Indenture, the Notes and the Guarantees.

2.8 Except as amended by this Twelfth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.9 This Twelfth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Twelfth Supplemental Indenture.

2.10 All liability described in paragraph 12 of the Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

2.11 The Trustee accepts the modifications of the trust effected by this Twelfth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Twelfth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, as of the 21st day of May, 2001.

                                           D.R. HORTON, INC.

                                           By:  /s/ Samuel R. Fuller
                                              ---------------------------------
                                              Samuel R. Fuller
                                              Executive Vice President,
                                              Chief Financial Officer, and
                                              Treasurer

                                           ADDITIONAL GUARANTORS:
                                           ----------------------

                                           DRH Southwest Construction, Inc.
                                           DRH Title Company of Colorado, Inc.
                                           Meadows VIII, Ltd.
                                           DRH Regrem I, Inc.
                                           DRH Regrem II, Inc.
                                           DRH Regrem III, Inc.
                                           DRH Regrem IV, Inc.
                                           DRH Regrem V, Inc.


                                           By:  /s/ Samuel R. Fuller
                                              ---------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                                           DRH Regrem VIII, LLC
                                           DRH Cambridge Homes, LLC
                                              By: D.R. Horton, Inc. - Chicago,
                                                  a member

                                              By: /s/ Samuel R. Fuller
                                                 ------------------------------
                                                  Samuel R. Fuller
                                                  Treasurer


                                           DRH Regrem VI, LP
                                           DRH Regrem VII, LP
                                              By: Meadows I, Ltd., the general
                                                  partner

                                              By: /s/ Samuel R. Fuller
                                                 ------------------------------
                                                  Samuel R. Fuller
                                                  Treasurer

                                           EXISTING GUARANTORS:
                                           --------------------

                                           DRHI, Inc.
                                           Meadows I, Ltd.
                                           Meadows IX, Inc.
                                           Meadows X, Inc.
                                           D.R. Horton, Inc. - Birmingham
                                           D.R. Horton, Inc. - Chicago
                                           D.R. Horton, Inc. - Denver
                                           D.R. Horton, Inc. - Greensboro
                                           D.R. Horton, Inc. - Louisville
                                           D.R. Horton, Inc. - Minnesota
                                           D.R. Horton, Inc. - New Jersey
                                           D.R. Horton, Inc. - Portland
                                           D.R. Horton, Inc. - Sacramento
                                           D.R. Horton, Inc. - Jacksonville
                                               (formerly D.R. Horton, Inc. -
                                                San Diego)
                                           D.R. Horton, Inc. - Torrey
                                           D.R. Horton San Diego Holding
                                                Company, Inc.
                                           D.R. Horton Los Angeles Holding
                                                Company, Inc.
                                           DRH Construction, Inc.
                                           DRH Cambridge Homes, Inc.
                                           C. Richard Dobson Builders, Inc.
                                           DRH Tucson Construction, Inc.
                                           Continental Homes, Inc.
                                           KDB Homes, Inc.
                                           Continental Residential, Inc.
                                           Continental Homes of Florida, Inc.
                                           CHI Construction Company
                                           CHTEX of Texas, Inc.

                                             By:  /s/ Samuel R. Fuller
                                                -------------------------------
                                                Samuel R. Fuller
                                                Treasurer

                                            SGS COMMUNITIES AT GRANDE QUAY, LLC
                                               By:  Meadows IX, Inc., a member


                                               By:  /s/ Samuel R. Fuller
                                                  ----------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                                    and


                                               By:  Meadows X, Inc., a member


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                            D.R. HORTON MANAGEMENT COMPANY, LTD.
                                            D.R. HORTON-TEXAS, LTD.
                                               By:  Meadows I, Ltd.,
                                                    its general partner


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                            CONTINENTAL HOMES OF TEXAS, L.P.
                                               By:  CHTEX of Texas, Inc.,
                                                    its general partner


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer

                                            MEADOWS II, LTD.
                                            CH INVESTMENTS OF TEXAS, INC.


                                            By: /s/ William Peck
                                               ---------------------------------
                                               William Peck
                                               President

                                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY, as Trustee



                                            By: /s/ Herbert J. Lemmer
                                               ---------------------------------
                                                 Name: Herbert J. Lemmer
                                                      --------------------------
                                                 Title:  Vice President
                                                      --------------------------






















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